EXHIBIT 99.1

MedAssets’ Stockholders Approve Merger With Pamplona Capital Management

ATLANTA, Jan. 14, 2016 (GLOBE NEWSWIRE) -- MedAssets, Inc. (NASDAQ:MDAS) today announced that its stockholders approved the previously disclosed Agreement and Plan of Merger (“Merger Agreement”) with Pamplona Capital Management LLP at its special meeting of stockholders held today.

Based on the tabulation of the stockholder vote, approximately 99.8% of the total votes cast, which represented approximately 89.7% of the total shares outstanding as of the November 24, 2015 record date for the special meeting, were voted in favor of the approval and adoption of the Merger Agreement and the merger.

MedAssets’ stockholders also approved, on an advisory (non-binding) basis, the compensation that will or may become payable to MedAssets’ named executive officers in connection with the merger.

Under the terms of the Merger Agreement, Pamplona would acquire MedAssets for $31.35 per share in cash. The purchase price represents a 44.5% premium to the 30 trading day volume weighted average price of MedAssets common stock and an enterprise value of approximately $2.7 billion.

The approval and adoption of the Merger Agreement and the merger by MedAssets’ stockholders satisfies a condition to the proposed acquisition. The proposed acquisition is expected to close by the end of January 2016 and remains subject to certain other customary closing conditions.

About MedAssets

MedAssets is a healthcare performance improvement company that combines strategic market insight with rapid operational execution to help providers sustainably serve the needs of their communities. More than 4,500 hospitals and 123,000 non-acute healthcare providers rely on our solutions to reduce the total cost of care, enhance operational efficiency, align clinical delivery, and improve revenue performance across the System of CARE. For more information, please visit www.medassets.com.

About Pamplona Capital Management

Pamplona Capital Management is a London and New York-based specialist investment manager established in 2005 that provides an alternative investment platform across private equity, fund of hedge funds and single manager hedge fund investments. Pamplona Capital Management, LLP manages over USD 10 billion in assets across a number of funds for a variety of clients including public pension funds, international wealth managers, multinational corporations, family offices and funds of hedge funds. Pamplona is currently managing its fourth private equity fund, Pamplona Capital Partners IV LP, which was raised in 2014. Pamplona invests long-term capital across the capital structure of its portfolio companies in both public and private market situations. Please see Pamplonafunds.com for further information.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, and includes the intent, belief or current expectations of MedAssets and its management team with respect to MedAssets’ future business operations. Any forward-looking statements are not guarantees of future performance, involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this communication include, but are not limited to: failure to realize improvements in performance, efficiency and profitability; failure to complete anticipated sales under negotiations; failure to successfully implement revenue backlog; lack of revenue growth; customer losses; and adverse developments with respect to the operation or performance of MedAssets’ business units or the market price of its common stock. Additional factors that could cause actual results to differ materially from those contemplated within this communication can also be found in MedAssets’ Risk Factor disclosures in its Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission and available at http://ir.medassets.com.  MedAssets disclaims any responsibility to update any forward-looking statements.

The following factors, among others, could cause our actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive merger agreement regarding the proposed acquisition; (2) the inability to satisfy the other conditions specified in the definitive merger agreement regarding the proposed acquisition; (3) the risk that the proposed acquisition disrupts current plans and operations, increases operating costs and the potential difficulties in customer loss and employee retention as a result of the announcement and consummation of such transactions; (4) the outcome of any legal proceedings that may be instituted following announcement of the proposed acquisition and transactions contemplated by the definitive merger agreement regarding the proposed acquisition; and (5) the possibility that MedAssets may be adversely affected by other economic, business, and/or competitive factors.

mdas/F

Contact:
Robert P. Borchert
678.248.8194
rborchert@medassets.com